Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), is entered into as of March 11, 2021 (the “Effective Date”), by and between NEXGEL, INC., a Delaware corporation (the "Borrower"), and Auctus Fund, LLC, a Delaware limited liability company (the "Secured Party"). All capitalized terms not otherwise defined herein shall the meanings ascribed to them in that certain securities purchase agreement by and between Borrower and the Secured Party of even date (the "Securities Purchase Agreement") and Note (as defined below), as applicable.

RECITALS

WHEREAS, the Secured Party has entered into the Securities Purchase Agreement, pursuant to which the Borrower issued that certain senior secured promissory note in the principal amount of $1,500,000.00 (the “Note”) to the Secured Party on March 11, 2021;

WHEREAS, the term "Secured Party" as used in this Agreement shall mean, collectively, all holders of the Note, including those persons who become holders of Note subsequent to the date hereof; and

WHEREAS, this Agreement is being executed and delivered by Borrower to secure the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

1.         Obligations Secured. This Agreement secures, in part, the prompt payment and performance of all obligations of Borrower under the Note, and all renewals, extensions, modifications, amendments, and/or supplements thereto (collectively, the "Secured Obligations"). If, as of the date that is one hundred fifty (150) calendar days after the date of this Agreement, (i) an Event of Default (as defined in this Agreement) has not occurred and (ii) the Borrower has complied in all material respects with the terms of the Registration Rights Agreement (as defined in the Securities Purchase Agreement), and (iii) the Common Stock (as defined in the Securities Purchase Agreement) is quoted or listed for trading on the OTCQB Marketplace, OTCQX, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American, then the security interest created in favor of the Secured Party pursuant to this Agreement shall terminate.

2.	Grant of Security.

a.                 Collateral. Borrower hereby grants, pledges, and assigns for the benefit of the Secured Party, and there is hereby created in favor of the Secured Party, a security interest in and to all of Borrower' s right, title, and interest in, to, and under all of the collateral set forth on Exhibit A hereto (collectively, "Collateral").

b.                  Effective Date. This grant of security shall be effective as of the Effective Date.

c.                  Subordination. The Note and the Secured Obligations shall not be subordinated, or junior in interest, to any other obligations of Borrower.

d.                   Filings to Perfect Security. The Borrower shall (and is hereby authorized to) file with the applicable filing office(s) such financing statements, amendments, addenda, continuations, terminations, assignments and other records (whether or not executed by Borrower) to perfect and to maintain perfected security interests in the Collateral by the Secured Party, including but not limited to (a) promptly upon the execution of this Agreement, a Financing Statement on Form UCC-1 (the "Financing Statement'') shall be filed with the Delaware Secretary of State and in all other applicable jurisdictions on behalf of the Secured Party with respect to the Collateral. The Financing Statement shall designate the Secured Party as a Secured Party and Borrower as the debtor, shall identify the security interest in the Collateral, and contain any other items required by law. The Secured Party shall have the right (and is hereby authorized to) to file with the applicable filing office(s) such financing statements, amendments, addenda, continuations, terminations, assignments and other records (whether or not executed by Borrower) to perfect and to maintain perfected security interests in the Collateral by the Secured Party, including but not limited to a Financing Statement on Form UCC-1 with the Delaware Secretary of State and in all other applicable jurisdictions with respect to the Collateral promptly upon the execution of this Agreement.

The Financing Statement shall contain a description of collateral consistent with the description set forth herein.

3.                 Transfers and Other Liens. Except as set forth herein or in the Note, Borrower shall not, without the prior written consent of the Secured Party, at their sole and absolute discretion:

a.            Sell, transfer, assign, or dispose of (by operation of law or otherwise), any of the Collateral outside of the ordinary course of business;

b.            Create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except the security interests created hereby; or

c.	Permit any of the Collateral to be levied upon under any legal process.

Notwithstanding anything in this Section 3 of this Agreement to the contrary, up and until fourteen calendar days from the Effective Date, the Borrower may issue junior secured promissory notes in the total aggregate amount of up to $1,000,000.00 (the “Junior Notes”), on the same terms and conditions of the Note, except that the rights and interests of the holder(s) of the Junior Notes must be fully subordinated to the Secured Party’s rights and interests under the Note, the Purchase Agreement, this Agreement, and the other related transaction document entered into between the Borrower and the Secured Party on or around the Effective Date. Accordingly, prior to the issuance of any Junior Notes, the holder(s) of such Junior Notes shall enter into a subordination agreement with the Secured Party in such form and substance that is acceptable to the Secured Party.

4.                 Representations and Warranties. Borrower hereby represents and warrants to the Secured Party as follows: (a) to Borrower' s knowledge, Borrower is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Borrower acquires rights in the Collateral, will be the owner thereat) and that, except as expressly provided herein, no other person has (or, in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral; (b) to Borrower's knowledge, except as expressly provided herein, upon the filing of a Financing Statement with the Delaware Secretary of State, the Secured Party (or in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) will have a perfected senior security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing; (c) all Accounts Receivable (as defined in Exhibit A) are genuine and enforceable against the party obligated to pay the same; (d) Borrower has full power and authority to enter into the transactions provided for in this Agreement and the Note; (e) this Agreement and the Note, when executed and delivered by Borrower, will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms; (t) the execution and delivery by Borrower of this Agreement and the Note and the performance and consummation of the transactions contemplated hereby and thereby do not and will not violate Borrower's Certificate of Incorporation or Bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to Borrower (g) there does not exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (i) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which Borrower is a party or by which Borrower is bound, or (ii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon Borrower by any law, the action of any court or any governmental authority or agency; and the execution, delivery and performance of this Agreement will not result in any such default or violation; (h) there is no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand pending or, to the knowledge of Borrower, threatened which adversely affects Borrower' s business or financial condition and there is no basis known to Borrower for any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand which could result in the same; and (i) this Agreement and the Note do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained in this Agreement and the Note not misleading.

5.                 Events of Default. For purposes of this Agreement, the term "Event of Default" shall mean and refer to any of the following:

a.	Failure of Borrower to perform or observe any covenant set forth in this Agreement, or to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement;

b.	Any representation or warranty made or furnished by Borrower in writing in connection with this Agreement and the Note or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or in connection with this Agreement is false, incorrect or incomplete in any material respect at the time it is furnished; or

c.	Occurrence of any other Event of Default as defined in the Note.

6.                 Remedies. Upon the occurrence and during the continuance of an Event of Default (subject to the notice and cure provisions provided for herein, if any), each Secured Party shall have the rights of a secured creditor under the Uniform Commercial Code of the applicable jurisdiction, all rights granted by the Note, this Agreement and by law, including the right to require Borrower to assemble the Collateral and make it available to the Secured Party at a place to be designated by Borrower. The rights and remedies provided in this Agreement and the Note are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by the Secured Party in exercising any right or remedy under this Agreement or the Note shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to the Secured Party under this Agreement and the Note or by law or in equity may be exercised by any Secured Party at any time and from time to time.

7.	Further Assurances. Borrower agrees that, from time to time, at its own expense, it will:

a.	Protect and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, and preserve and protect Secured Party's security interest in the Collateral.

b.	Promptly execute and deliver to Secured Party all instruments and documents, and take all further action necessary or desirable, as any Secured Party may reasonably request to (i) continue, perfect, or protect any security interest granted or purported to be granted hereby, and (ii) enable a Secured Party to exercise and enforce any of Secured Party's rights and remedies hereunder with respect to any Collateral.

c.	Permit a Secured Party's representatives to inspect and make copies of all books and records relating to the Collateral, wherever such books and records are located, and to conduct an audit relating to the Collateral at any reasonable time or times.

8.                 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Borrower, to:

NEXGEL, INC.

2150 Cabot Blvd West, Suite B

Langhorne, PA 19047

E-mail: alevy@nexgel.com

If to the Secured Party:

Auctus Fund, LLC

545 Boylston Street, 2nd Floor

Boston, MA 02116

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

10.                Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by each of the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

11.             Exclusivity and Waiver of Rights. No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

12.             Invalidity. Any term or provision of this Agreement shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Agreement.

13.            Headings. Headings used in this Agreement are inserted for convenience only and shall not affect the meaning of any term or provision of this Agreement.

14.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which collectively shall constitute one and the same agreement.

15.            Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the any of the parties without the prior written consent of the Secured Party, at their sole and absolute discretion.

16.             Survival. Unless otherwise expressly provided herein, all representations warranties, agreements and covenants contained in this Agreement shall survive the execution hereof and shall remain in full force and effect until the Note is fully repaid and extinguished in its entirety.

17.            Miscellaneous. This Agreement shall inure to the benefit of each of the parties hereto and all their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

18.             GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

19.             CONSENT TO JURISDICTION. Any action brought by either party against the other arising out of or related to this agreement shall be commenced only in the state or federal courts located in the Commonwealth of Massachusetts, except that all such disputes between the parties shall be subject to alternative dispute resolution through binding arbitration at the Holder’s sole discretion and election (regardless of which party initiates the legal proceedings).

20.             Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

21.             Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements or understandings among the parties with respect to the subject matter hereof.

[SIGNATURE PAGE(S) FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set written above.

NEXGEL, INC.

By:
Name: Adam Levy
Title: Chief Executive Officer

AUCTUS FUND, LLC

By:
Name: Lou Posner
Title: Managing Director

EXHIBIT A

COLLATERAL

Borrower hereby grants, pledges, and assigns for the benefit of the Secured Party, and there is hereby created in favor of the Secured Party, a security interest in and to all of Borrower's right, title, and interest in, to, and under all assets and all personal property of Borrower and the Borrower’s subsidiaries, whether now or hereafter existing, or now owned or hereafter acquired, including but not limited to the following (collectively, "Collateral"):

1.                All accounts, chattel paper, contracts, contract rights, accounts receivable, tax refunds, note receivable, documents, other choses in action and general intangibles, including, but not limited to, proceeds of inventory and returned goods and proceeds from the sale of goods and services, and all rights, liens, securities, guaranties, remedies and privileges related thereto, including the right of stoppage in transit and rights and property of any kind forming the subject matter of any of the foregoing ("Accounts Receivable");

2.                 All time, savings, demand, certificate of deposit or other accounts in the name of Borrower and/or any subsidiary of the Borrower or in which Borrower and/or any subsidiary of the Borrower has any right, title or interest, including but not limited to all sums now or at any time hereafter on deposit, and any renewals, extensions or replacements of and all other property which may from time to time be acquired directly or indirectly using the proceeds of any of the foregoing;

3.                 All inventory and equipment of every type or description wherever located, including, but not limited to all raw materials, parts, containers, work in process, finished goods, goods in transit, wares, merchandise furniture, fixtures, hardware, machinery, tools, parts, supplies, automobiles, trucks, other intangible property of whatever kind and wherever located associated with the Borrower's and/or any subsidiary of the Borrower’s business, tools and goods returned for credit, repossessed, reclaimed or otherwise reacquired by Borrower and/or any subsidiary of the Borrower;

4.                 All documents of title and other property from time to time received, receivable or otherwise distributed in respect of, exchange or substitution for or addition to any of the foregoing including, but not limited to, any documents of title;

5.               All know-how, information, permits, patents, copyrights, goodwill, trademarks, trade names, licenses and approvals held by Borrower and/or any subsidiary of the Borrower, including all other intangible property of Borrower and/or any subsidiary of the Borrower;

6.                All assets of any type or description that may at any time be assigned or delivered to or come into possession of Borrower and/or any subsidiary of the Borrower for any purpose for the account of Borrower and/or any subsidiary of the Borrower or as to which Borrower and/or any subsidiary of the Borrower may have any right, title, interest or power, and property in the possession or custody of or in transit to anyone for the account of Borrower and/or any subsidiary of the Borrower, as well as all proceeds and products thereof and accessions and annexations thereto; and

7.                All proceeds (including but not limited to insurance proceeds) and products of and accessions and annexations to any of the foregoing.